UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 20, 2010

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144

(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California		95670

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 24 Pages
The Index to Exhibits is on Page 4

Item 1.01. Entry into a Material Definitive Agreement.

(a) On January 20, 2009, the registrant and its subsidiary, American River Bank, each entered into indemnification agreements with their respective directors and with their respective executive officers. See the description of the indemnification agreements in Item 5.02 herein.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On January 20, 2010, the registrant and its subsidiary, American River Bank (“Bank”), each entered into indemnification agreements with their respective Directors, Amador S. Bustos, Dorene C. Dominguez, Charles D. Fite, Robert J. Fox, William A. Robotham, David T. Taber, Stephen H. Waks, Philip A. Wright and Michael A. Ziegler and with their respective Executive Officers, Kevin B. Bender, Mitchell A. Derenzo, and Douglas T. Tow. The forms of indemnification agreements include provisions for indemnification and advancement of expenses to enhance such coverages as may be provided under the articles, bylaws and insurance policies of the registrant and the Bank, subject to applicable requirements and limitations under California law and banking regulations, as further described in the indemnification agreements. The foregoing description of the indemnification agreements is qualified in its entirety by reference to the forms of indemnification agreements attached hereto as Exhibits 99.1 and 99.2.

Item 9.01.     Financial Statements and Exhibits

(a)	Financial Statements
Not Applicable.

(b)	Pro Forma Financial Information
Not Applicable.

(c)	Shell Company Transactions
Not Applicable.

(d)	Exhibits
	(99.1)	Form of American River Bankshares Indemnification Agreement.
	(99.2)	Form of American River Bank Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
January 21, 2010	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Form of American River Bankshares Indemnification Agreement	5

99.2	Form of American River Bank Indemnification Agreement	15